Exhibit 99.1

News Release

FREYR Battery Reports Second Quarter 2022 Results

New York, Oslo, and Luxembourg, August 8, 2022, FREYR Battery (NYSE: FREY) (“FREYR” or the “company”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the second quarter of 2022.

Highlights of the second quarter 2022 and subsequent events:

●	In June, FREYR’s Board of Directors sanctioned the construction of its first commercial scale battery manufacturing facility, the 29 GWh nameplate capacity Giga Arctic development in Mo i Rana, Norway.

●	Launched Giga Arctic project financing efforts in mid-July with the initiation of a market sounding process across a consortium of commercial banks, Export Credit Agencies (“ECAs”) and Multinational Development Financings Institutions (“MDFIs”).

●	Advanced the site selection process in conjunction with Koch Strategic Platforms of the joint venture’s first planned Gigafactory in the U.S., Giga America, ahead of the proposal of the Inflation Reduction Act of 2022. FREYR plans to develop Giga America to a targeted nameplate capacity of 35 GWh with generation 3 technology from 24M Technologies.

●	Hosted a delegation from the Norwegian Government at FREYR’s Giga Arctic site for the announcement of the comprehensive Norwegian national battery strategy, which includes an indicative commitment of €400 million in loan guarantees and/or direct lending from Export Finance Norway (“Eksfin”) to support FREYR’s development of Giga Arctic.

●	Identified total debt financing support of over $1.6 billion based on visibility from ECAs and MDFIs, exceeding management’s leverage target for the $1.7 billion estimated total capital cost for the expanded Giga Arctic project.

“Our second quarter was punctuated by the achievement of key milestones, the demonstration of meaningful financial support from the Norwegian Government and other key OECD governmental entities, the consummation of new strategic relationships across the battery value chain, and accelerating commercial momentum,” remarked Tom Einar Jensen, FREYR’s CEO. “As energy security and government-backed decarbonization mandates gain traction in key end markets across Europe and the U.S., we are advancing several strategic initiatives to further our aspirations to become an industrial partner of choice in the clean battery space.”

“Looking ahead to the second half of 2022 and beyond, our team is focused on executing construction of the Customer Qualification Plant and Giga Arctic projects in Mo i Rana, formalizing commitments with our financial, governmental, and strategic partners to accelerate our growth, and increasing our presence across the battery value chain,” concluded Jensen.

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Business Update

●	FREYR is in advanced negotiations to convert the company’s key COAs to value accretive long-term sales agreements.

●	FREYR is deeply committed to accelerating its development plans in the U.S. based on improving market conditions and the financial incentives attendant to the proposed Inflation Reduction Act. In conjunction with joint venture partner Koch Strategic Platforms, the company has narrowed the candidate sites for its Gigafactory development in the U.S. down to five potential locations and opened an office in Boston, MA. The company expects to reach final site selection during 2H 2022.

●	FREYR’s Board of Directors has approved approximately $70 million of incremental capital spending on the Giga Arctic development to ensure timely orders of critical path, long-lead time items.

●	Construction of FREYR’s CQP in Mo i Rana is progressing steadily with anticipated factory acceptance testing in 2H 2022. The facility is on track to commence a ramp up of sample cell production in 1Q 2023.

●	FREYR formally launched the project financing process for the Giga Arctic development in mid-July. The company is engaged in a market sounding process with a consortium of potential lenders that includes 14 commercial banks, led by the mandated lead arrangers Société General and DNB; four ECAs, including Eksfin; and two MDFIs, the Nordic Investment Bank and the European Investment Bank. Initial feedback from the market sounding process is anticipated during 3Q 2022.

●	FREYR finalized its previously announced long-term physical supply agreement with Statkraft, Europe’s largest producer of renewable energy, which secures hydropower renewable electricity for Giga Arctic and the Customer Qualification Plant on globally competitive terms.

Results Overview, Financing and Liquidity

●	FREYR reported net income for the second quarter of 2022 of $4.7 million or $0.04 per diluted share compared to a net loss for the first quarter 2022 of ($34.9) million or ($0.30) per diluted share. Net income in the second quarter of 2022 was primarily due to a $33.4 million gain on the fair value adjustment to our warrant liability. This non-cash fair value adjustment can vary materially from period-to-period based on several factors, including changes to FREYR’s stock price.

●	As of June 30, 2022, FREYR had cash, cash equivalents, and restricted cash of $488.4 million.

Business Outlook

FREYR is focused on advancing the following strategic mandates and milestones over the next 18 months:

●	Finalize commitments of capital support from ECAs, MDFIs, and commercial banking partners to fund the construction of the Giga Arctic project.

●	Complete the site selection process for the Giga America project in the U.S. and engage with key stakeholders to accelerate development in accordance with the Inflation Reduction Act.

●	Based on the continued favorable evolution of supply-demand dynamics in core end markets, FREYR has established upsized capacity targets for 2025 of a minimum of 50 GWh, over 100 GWh by 2028, and more than 200 GWh by 2030, respectively.

●	Replicate the Giga Arctic development across multiple jurisdictions based on a commercial framework of allocating 50% of respective plant capacities to long-term sales agreements and 50% to merchant sales. FREYR’s planned 50/50 approach aligns with an increasingly favorable supply-demand environment for clean battery production.

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●	Pursue a technology licensing agreement with Aleees (TWSE: 5227) that will unlock the potential construction of a lithium iron phosphate (“LFP”) cathode plant in the Nordic region to significantly reduce costs and CO2 footprint.

●	Progress discussions that will further FREYR’s ambition to be an industrial scaling partner of choice for leading complementary technology platforms that target distinct and additional end market applications across the ESS, passenger EV, and commercial electric mobility markets.

●	Continue to advance FREYR’s augmented value proposition strategy with the intention to maximize sustainable long-term shareholder value and enhance the company’s competitive position. Key objectives in accordance with this strategy are to continue to evaluate opportunities to diversify FREYR’s position across the global battery value chain; and to explore potential partnerships that would enable FREYR to broaden its participation across the battery technology spectrum.

Presentation of Second Quarter 2022 Results

A presentation will be held today, August 8, 2022, at 7:30 am Eastern Daylight Time (1:30 pm Central European Time) to discuss financial results for the second quarter 2022. The results and presentation material will be available for download at https://ir.freyrbattery.com.

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

Participant conference call dial-in numbers:

United Kingdom: 020 3936 2999
United States: 1 (646) 664 1960
All other locations: +44 20 3936 2999

The participant passcode for the call is: 868004

A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/2022q2/ on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx

***

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About FREYR Battery

FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in Vaasa, Finland, and the United States. FREYR intends to deliver a minimum of 50 GWh of battery cell capacity by 2025, over 100 GWh of annual capacity by 2028, and over 200 GWh of annual capacity by 2030. To learn more about FREYR, please visit www.freyrbattery.com.

Investor contact:

Jeffrey Spittel

Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Media contact:

Katrin Berntsen

Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

Cautionary Statement Concerning Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, statements regarding the development, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, and other planned or future production facilities or Gigafactories in the U.S. (collectively, the “FREYR Facilities”); the ability to secure critical path, long-lead time equipment for the FREYR Facilities in a timely manner; the construction of FREYR’s CQP and its anticipated factory acceptance testing in H2 2022, as well as the commencement of a ramp up of sample cell production in Q1 2023; the progress and development of customer relationships and offtake agreements; FREYR’s ability to convert any conditional agreements, including heads of terms agreements, into definitive agreements; the development and growth of FREYR’s target markets; the progress and development of FREYR’s joint ventures and partnerships; the development and commercialization of other battery technologies or battery chemistries; exploration of or progress toward additional debt or equity capital raises, including securing financial support, such as loan guarantees and debt financing support from governments and other entities, to fund FREYR’s planned expansion; FREYR’s ability to advance strategic initiatives to further its aspirations to become an industrial partner of choice in the clean battery space; FREYR’s expansion across the battery value chain; FREYR’s commitment to accelerating its development plans in the U.S. based on improving market conditions and the financial incentives attendant to the proposed Inflation Reduction Act; the continued favorable evolution of supply-demand dynamics in core end markets; FREYR’s ability to replicate the Giga Arctic development across multiple jurisdictions based on a commercial framework of allocating 50% of respective plant capacities to long-term sales agreements and 50% to merchant sales; the pursuit of a technology licensing agreement with Aleees; the progress of discussions that will further FREYR’s ambition to be a scaling partner of choice for leading parallel technology platforms that target distinct and complimentary end market applications across the ESS, passenger EV, and commercial electric mobility spaces; the advancement of FREYR’s augmented value proposition strategy and the ability to meet its key objectives in accordance with this strategy; and the attainment of operational milestones are forward looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2021, as amended, and (ii) FREYR’s annual report on Form 10-K filed with the SEC on March 9, 2022, available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could differ material from those expressed in any forward-looking statements.

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FREYR BATTERY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$484,204	$563,956
Restricted cash	4,160	1,671
Prepaid assets	19,348	15,882
Other current assets	5,728	1,282
Total current assets	513,440	582,791

Property and equipment, net	45,339	21,062
Convertible note	20,722	20,231
Equity method investments	2,475	2,938
Right-of-use asset under operating leases	12,785	—
Other long-term assets	11	11
Total assets	$594,772	$627,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,025	$3,813
Accrued liabilities and other	31,853	15,077
Accounts payable and accrued liabilities - related party	620	3,316
Deferred income	1,236	1,380
Share-based compensation liability	985	2,211
Total current liabilities	43,719	25,797

Warrant liability	24,420	49,124
Operating lease liability	11,090	—
Long-term share-based compensation liability	2,583	6,627
Total liabilities	81,812	81,548

Commitments and contingencies

Shareholders’ equity:
Ordinary share capital, no par value, 245,000 ordinary shares authorized and 116,854 issued as of both June 30, 2022 and December 31, 2021 and 116,704 and 116,854 ordinary shares outstanding as of June 30, 2022 and December 31, 2021, respectively	116,854	116,854
Additional paid-in capital	539,639	533,418
Treasury stock	(1,052)	—
Accumulated other comprehensive (loss) income	(7,982)	(524)
Accumulated deficit	(134,499)	(104,263)
Total shareholders’ equity	512,960	545,485

Total liabilities and shareholders’ equity	$594,772	$627,033

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FREYR BATTERY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except per Share Amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating expenses:
General and administrative	$28,150	$7,176	$52,764	$16,188
Research and development	3,082	3,045	5,941	5,952
Equity in losses from investee	296	—	463	—
Total operating expenses	31,528	10,221	59,168	22,140
Loss from operations	(31,528)	(10,221)	(59,168)	(22,140)

Other income (expense):
Warrant liability fair value adjustment	33,392	—	24,704	—
Redeemable preferred shares fair value adjustment	—	69	—	75
Convertible notes fair value adjustment	270	—	491	—
Interest income	26	2	61	8
Interest expense	(12)	—	(32)	—
Foreign currency transaction gain (loss)	1,421	(208)	1,090	(188)
Other income, net	1,102	2,322	2,618	2,322
Total other income (expense)	36,199	2,185	28,932	2,217
Income (loss) before income taxes	4,671	(8,036)	(30,236)	(19,923)
Income tax expense	—	—	—	—
Net income (loss)	$4,671	$(8,036)	$(30,236)	$(19,923)

Weighted average shares outstanding:
Basic	116,830	37,452	116,842	37,452
Diluted	119,250	37,452	116,842	37,452

Net income (loss) per share:
Basic	$0.04	$(0.21)	$(0.26)	$(0.53)
Diluted	0.04	(0.21)	(0.26)	(0.53)

Other comprehensive income (loss):
Net income (loss)	$4,671	$(8,036)	$(30,236)	$(19,923)
Foreign currency translation adjustments	(7,791)	177	(7,458)	234
Total comprehensive loss	$(3,120)	$(7,859)	$(37,694)	$(19,689)

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FREYR BATTERY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(30,236)	$(19,923)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	2,923	4,688
Depreciation	186	24
Reduction in the carrying amount of right-of-use assets	746	—
Warrant liability fair value adjustment	(24,704)	—
Redeemable preferred shares fair value adjustment	—	(75)
Convertible note fair value adjustment	(491)	—
Equity in losses from investee	463	—
Foreign currency transaction net unrealized gain	(2,113)	—
Other	—	28
Changes in assets and liabilities:
Prepaid assets	(5,229)	(1,049)
Other current assets	(7,434)	(50)
Accounts payable and accrued liabilities	15,265	3,659
Accounts payable and accrued liabilities – related party	638	950
Other current liabilities	(1)	—
Deferred income	—	1,431
Operating lease liability	(443)	—
Net cash used in operating activities	(50,430)	(10,317)

Cash flows from investing activities:
Proceeds from property related grants	4,874	—
Purchases of property and equipment	(26,420)	(107)
Investments in equity method investee	(3,000)	—
Purchases of other long-term assets	—	(12)
Net cash used in investing activities	(24,546)	(119)

Cash flows from financing activities:
Repurchase of treasury shares	(1,052)	—
Proceeds from issuance of redeemable preferred shares	—	7,500
Net cash (used in) provided by financing activities	(1,052)	7,500

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(1,235)	73
Net decrease in cash, cash equivalents, and restricted cash	(77,263)	(2,863)
Cash, cash equivalents, and restricted cash at beginning of period	565,627	14,945
Cash, cash equivalents, and restricted cash at end of period	$488,364	$12,082

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$484,204	$11,279
Restricted cash	4,160	803
Cash, cash equivalents, and restricted cash	$488,364	$12,082

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